UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013 (December 6, 2013)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

Background on Alpha Shale Joint Venture with Rice Drilling
In 2010, Foundation PA Coal Company, LLC (the “Company”), a wholly-owned indirect subsidiary of Alpha Natural Resources, Inc. (“ANR”), entered into a 50/50 joint venture (the “Alpha Shale JV”) with Rice Drilling C LLC, a wholly owned subsidiary of Rice Drilling B LLC (“Rice Drilling”), in order to develop a portion of ANR’s Marcellus Shale natural gas holdings in southwest Pennsylvania.
Rice Drilling is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. Rice Drilling, together with its subsidiaries, has substantial natural gas holdings in the southwestern core of the Marcellus Shale, primarily in Washington County, Pennsylvania, and in the southeastern core of the Utica Shale, primarily in Belmont County, Ohio.
On December 9, 2013 Rice Drilling publicly announced its intention to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission for a proposed initial public offering of shares of common stock of Rice Energy Inc. (“Rice Energy”), a Delaware corporation that will hold all of the interests in Rice Drilling following a corporate reorganization that will be completed simultaneously with the closing of the Rice Energy initial public offering.
Transaction Agreement
On December 6, 2013, the Company entered into a transaction agreement (the “Transaction Agreement”) among the Company, Rice Drilling C LLC and Rice Energy. Pursuant to the Transaction Agreement, the Company has agreed to transfer its 50% interest in the Alpha Shale JV to Rice Energy in exchange for $100 million in cash plus the issuance by Rice Energy to the Company of the number of shares of Rice Energy’s common stock as is equal to $200 million divided by the price per share at which shares of common stock of Rice Energy are initially offered to the public in the Rice Energy initial public offering.
The closing of the transactions pursuant to the Transaction Agreement is subject to the satisfaction of customary closing conditions and the execution of the Registration Rights Agreement and the Stockholders’ Agreement, each as described and defined below. Once the closing conditions have been satisfied or waived, the closing of the transactions pursuant to the Transaction Agreement will take place concurrently with, and is contingent upon, the consummation of the Rice Energy initial public offering. In the event the Rice Energy initial public offering does not occur prior to April 30, 2014, the Transaction Agreement may be terminated by either party.
As a condition precedent to the closing of the transactions pursuant to the Transaction Agreement, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with Rice Energy, NGP Rice Holdings, LLC, Rice Energy Holdings LLC and Daniel J. Rice III. Pursuant to the Registration Rights Agreement, subject to certain exceptions, including Rice Energy’s right to defer a demand registration under certain circumstances, the Company will have the right to require Rice Energy to register for public sale under the Securities Act, all shares of common stock that it requests be registered at any time following the expiration of the 180-day lock-up period in connection with the initial public offering of Rice Energy’s common stock. The Company will also be entitled to customary piggyback registration rights with respect to any future registration statement Rice Energy files for an underwritten public offering of its shares of common stock. Under the agreement, Rice Energy would be responsible for the expenses of any such offering (excluding any underwriting discounts or commissions).
As a condition precedent to the closing of the transactions pursuant to the Transaction Agreement, the Company will also enter into a stockholders’ agreement (the “Stockholders’ Agreement”) with Rice Energy, NGP Rice Holdings, LLC and Rice Energy Holdings LLC. Pursuant to the Stockholders’ Agreement, Rice Energy and its principal stockholders will agree to appoint an individual designated by the Company to the board of directors of Rice Energy and nominate such person for election at each annual meeting of Rice Energy’s shareholders. The person designated by the Company must be either the then-current Chief Executive Officer of ANR or a member of senior management (with a title of Senior Vice President or greater) of ANR that is reasonably satisfactory to Rice Energy. The Company’s designation rights terminate if it (together with its affiliates) beneficially owns less than 5% of the outstanding shares of common stock of Rice Energy, subject to certain limited rights to maintain these designation rights during the first year following the initial public offering of shares of common stock of Rice Energy even if it beneficially owns less than this amount.
The Transaction Agreement includes customary representations and warranties, covenants and indemnities from each of the parties thereto.
The shares of Rice Energy’s common stock will be issued to the Company pursuant to the Transaction Agreement in a transaction exempt from registration under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.
The foregoing descriptions of the Transaction Agreement and the terms of the Registration Rights Agreement and Stockholders’ Agreement do not purport to be complete and are qualified in their entirety by reference to the Transaction Agreement and the form of Registration Rights Agreement and Stockholders’ Agreement, attached as Exhibits A and B, respectively, to the Transaction Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock of Rice Energy Inc.
Item 8.01 Other Events.

Upper Big Branch Purported Securities Class Action

As previously disclosed, the Company has participated in mediation with the plaintiffs in the securities class action brought by Massey stockholders in the wake of the explosion at Massey’s Upper Big Branch mine. In October 2013, these discussions resulted in a tentative understanding between the parties to settle the case for $265 million, with other material terms, including the form of consideration, to be determined.

In early December, in continued mediation discussions, the parties reached agreement on all remaining material terms of settlement, including that the settlement payment will be made in cash. The settlement remains subject to definitive documentation, and will require the approval of the United States District Court for the Southern District of West Virginia (the “Court”). If approved by the Court, the settlement will result in the dismissal of the action. The Company expects insurance recoveries of approximately $70 million to help cover the cost of the settlement. Whether the Court will approve the settlement, and the timing of any such approval, remains uncertain.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Transaction Agreement, dated as of December 6, 2013, among Foundation PA Coal Company, LLC, Rice Drilling C LLC and Rice Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

December 9, 2013	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Transaction Agreement, dated as of December 6, 2013, among Foundation PA Coal Company, LLC, Rice Drilling C LLC and Rice Energy Inc.